       ===================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            ------------------------

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _____

                           -------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

           New York                                     13-3818954
(Jurisdiction of incorporation                       (I.R.S. Employer
 if not a U.S. national bank)                        Identification No.)


        114 West 47th Street                            10036-1532
         New York, New York                             (Zip Code)
(Address of principal executive offices)


                           -------------------------
                             AMERICOLD CORPORATION
            (Exact name of obligor as specified in their charters)

            Oregon                                      93-0295215
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

       7007 S.W. Cardinal Lane                            97224
             Suite 135                                  (Zip code)
          Portland, Oregon
(Address of principal executive offices)

                           -------------------------
                     % Senior Subordinated Notes due 2008
                      (Title of the indenture securities)


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                                    GENERAL

  1.  General Information
      -------------------

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New
                York (Board of Governors of the Federal Reserve System). Federal Deposit Insurance Corporation, Washington, D.C.
          New York State Banking Department, Albany, New York

      (b)  Whether it is authorized to exercise corporate trust powers.

                The trustee is authorized to exercise corporate trust powers.

  2.  Affiliations with the Obligor
      -----------------------------

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.


  3,4,5,6,7,8,9,10,11,12,13,14 and 15.

      Americold Corporation currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3,4,5,6,7,8,9,10,11,12,13,14 and 15 of Form T-1 are not required under General Instruction B.

  16. List of Exhibits
      ----------------

      T-1.1  --     Organization Certificate, as amended, issued by the State of
                    New York Banking Department to transact business as a Trust
                    Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No. 33-96262).

  16. List of Exhibits
      ----------------
      (cont'd)

      T-1.2 --      Included in Exhibit T-1.1.

      T-1.3 --      Included in Exhibit T-1.1.

      T-1.4 -- The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No. 33-96262).

      T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

      T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.


                                     NOTE

      As of March 27, 1996, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

      In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              ------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 27th day of March, 1996.

UNITED STATES TRUST COMPANY OF
    NEW YORK, Trustee

By: /s/ Louis P. Young
    --------------------------
    Louis P. Young
    Vice President

Exhibit T-1.6
- -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                              New York, NY 10036


September 1, 1995


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:


Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,

UNITED STATES TRUST COMPANY
     OF NEW YORK


By: /s/ Gerard F. Ganey
   ------------------------
   Gerard F. Ganey
   Senior Vice President
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


                        U.S. TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION          EXHIBIT T-1.7
                               DECEMBER 31, 1995
                      -----------------------------------
                               ($ IN THOUSANDS)


ASSETS
- ------
Cash and Due from Banks                               $    86,275

Short-Term Investments                                         50

Securities, Available For Sale                            676,970

Loans                                                   1,257,372

Less: Allowance for Credit Losses                          13,254
                                                      -----------
  Net Loans                                             1,244,118

Premises and Equipment                                     57,692

Other Assets                                              129,999
                                                      -----------
   Total Assets                                       $ 2,195,104
                                                      ===========

LIABILITIES
- -----------
Deposits:
 Non-Interest Bearing                                 $   471,642
 Interest Bearing                                       1,306,996
                                                      -----------
   Total Deposits                                       1,778,638

Short-Term Credit Facilities                              114,789

Accounts Payable and Accrued Liabilities                  146,307
                                                      -----------
   Total Liabilities                                    2,039,734
                                                      -----------

STOCKHOLDER'S EQUITY
- --------------------
Common Stock                                               14,995

Capital Surplus                                            41,944

Retained Earnings                                          96,878

Unrealized Gains on Securities Available
 for Sale (Net of Taxes)                                    1,553
                                                      -----------
Total Stockholder's Equity                                155,370
   Total Liabilities and
     Stockholder's Equity                             $ 2,195,104
                                                      ===========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

/s/ Richard E. Brinkmann
- ------------------------
Signature of Officer


February 12, 1996
- ------------------------
Date